4C Controls Announces BQT Solutions Shareholder Approval of Strategic Ownership Investments

4C Controls Acquisition of Interests in Satellite Business, Electronic Surveillance and Access Control Solutions

4C Controls Inc. (OTCBB: FOUR.OB) today announced that the shareholders of BQT Solutions Limited (ASX: BQT) have approved proposals for 4C Controls to acquire up to approximately 18% ownership of BQT Solutions and 40% ownership of BQT Satellites Limited.

The transaction marks a major step in the longer term mergers and acquisition plans of 4C Controls aimed at developing a leading market position in security, surveillance, earth observation satellites, satellite images and access controls.

The 4C Controls acquisition of 40% of BQT Satellites Limited will include synthetic aperture radar (SAR) satellite manufacturing facilities planned in Verres Italy in partnership with the Politechnico di Torino, one of the largest European technology institutes. The transaction is consistent with 4C Controls’ strategic plan to cover the entire value chain of high resolution earth observation satellite-based businesses, from satellite manufacturing and operation to images processing and sales to end users.

Under the terms approved by the BQT Solutions shareholders, 4C Controls expects to invest AUD$4 million into BQT Solutions and AUD $14 million into BQT Satellites.

Jean Martin, Chairman of 4C Controls, stated, “The products, technologies and customer base of BQT Solutions combined with the distinguished expertise and established relationships in the global security industry of the 4C Controls management team will enhance the position of both companies in the access controls, biometrics and earth observation based satellites market segments.”

Philipp Aubay, Chairman of 4C Satellite Images & Technologies S.A., the 100% owned subsidiary of 4C Controls established to provide high resolution earth observation satellite based technologies and applications, added, “BQT Satellite plans to commercialize the high resolution SAR Satellites technology and the planned facilities to produce SAR Satellites in Italy are expected to provide a remarkable opportunity for the global earth observation satellite business.”

Olivier De Vergnier, commencing his position as CEO of 4C Controls on July 1, 2008, stated, “The capitalization of these strategic alliances through 4C Controls, especially the Satellite business unit, are expected to create unique growth opportunities which we anticipate to deliver substantial revenues for both companies.”

About 4C Controls Inc.

With headquarters in New York, 4C Controls is an early stage company offering high technology security integrated solutions providing real-time early warning and reduction of time scales from threat-detection to termination in the field. The Company's primary focus is on the acquisition of technologies and large distribution networks including high resolution synthetic aperture radar satellites (SAR) and satellite images; ground high performance radars for intrusion detection and electronic surveillance / access control markets such as biometric, radio frequency identification (RFID), real time locating systems (RTLS) and closed-circuit television (CCTV). For more information see www.4CControls.com

About BQT Solutions Limited

Headquartered in Sydney, Australia, BQT Solutions Limited engages in the development and marketing of smart card-based security access control systems. The company provides a single card-based solution for multiple applications that incorporates biometric access control, data encryption, closed-circuit television, and personal identification technology for physical and network security applications based on Mifare (13.56 megahertz contact less Smart Card) technology. For more information see www.bqtsolutions.com

About BQT Satellites

BQT Satellites Limited is a subsidiary of BQT Solutions Limited and Prime Asset Finance Limited. It was established in 2007 to study, develop, design, build, launch and operate small satellites for research, earth observation and surveillance in selected markets worldwide.

Forward-Looking Statements

This press release contains 'forward-looking statements' as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. 4C Controls cannot provide assurances that any prospective matters described in the press release will be successfully completed or that it will realize the anticipated benefits of any transactions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential from war or other hostilities in other parts of the world; availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; its ability to retain key management and employees; intense competition and the ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the 4C Controls filings with the U.S. Securities & Exchange Commission. 4C Controls undertakes no obligation to update information contained in this release.

4C Controls Investor & Media Contact
Bob Leahy, 202-550-4294

Source: Business Wire (June 24, 2008 - 8:48 AM EDT)

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